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                                                                    Exhibit 10.1







                             CHEMNAVIGATOR.COM, INC.




                SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT
                               PURCHASE AGREEMENT


                                   DATED AS OF

                                 AUGUST 20, 1999



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                                    SECTION 1
   AUTHORIZATION AND SALE OF SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT

  1.1 AUTHORIZATION............................................................1

  1.2 SALE OF PREFERRED........................................................1

                                 SECTION 2
                          CLOSING DATE; DELIVERY

  2.1 CLOSING DATE.............................................................1

  2.2 DELIVERY.................................................................1

                                 SECTION 3
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS; SUBSIDIARIES..........2

  3.2 CORPORATE POWER..........................................................2

  3.3 CAPITALIZATION...........................................................2

  3.4 AUTHORIZATION............................................................3

  3.5 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME.......................3

  3.6 GOVERNMENTAL CONSENT.....................................................3

  3.7 LITIGATION...............................................................4

  3.8 PATENTS AND TRADEMARKS...................................................4

  3.9 MATERIAL CONTRACTS AND OBLIGATIONS.......................................4

  3.10 EMPLOYEE AGREEMENTS.....................................................5

  3.11 AGREEMENTS; ACTION......................................................5

  3.12 DISCLOSURE..............................................................5

  3.13 REGISTRATION RIGHTS.....................................................6

  3.14 TITLE TO PROPERTY AND ASSETS............................................6

  3.15 TAX RETURNS AND PAYMENTS................................................6

  3.16 MINUTE BOOKS............................................................6

  3.17 LABOR AGREEMENTS AND ACTIONS............................................6

  3.18 CERCLA/SUPERFUND REQUIREMENTS...........................................7

  3.19 RELATED-PARTY TRANSACTIONS..............................................8

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  3.20 PERMITS.................................................................8

  3.21 EMPLOYEE BENEFIT PLANS..................................................8

                                 SECTION 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

  4.1 EXPERIENCE...............................................................9

  4.2 INVESTMENT...............................................................9

  4.3 RULE 144................................................................10

  4.4 NO PUBLIC MARKET........................................................10

  4.5 AUTHORIZATION...........................................................10

  4.6 FINDER'S FEES...........................................................10

                                SECTION 5
                    CONDITIONS TO CLOSING OF PURCHASERS

  5.1 REPRESENTATIONS AND WARRANTIES CORRECT..................................11

  5.2 COVENANTS...............................................................11

  5.3 OPINION OF COMPANY'S COUNSEL............................................11

  5.4 BLUE SKY................................................................11

  5.5 RESTATED CERTIFICATE OF INCORPORATION...................................11

  5.6 INVESTOR RIGHTS AGREEMENT...............................................11

  5.7 AMENDED AND RESTATED CO-SALE AGREEMENT..................................11

  5.8 VOTING AGREEMENT........................................................11

  5.9 AMENDED AND RESTATED COOPERATIVE AGREEMENT..............................11

  5.10 COMPLIANCE CERTIFICATE.................................................11

  5.11 QUALIFICATIONS.........................................................12

                                SECTION 6
                   CONDITIONS TO CLOSING OF COMPANY

  6.1 REPRESENTATIONS.........................................................12

  6.2 COVENANTS...............................................................12

  6.3 BLUE SKY................................................................12

  6.4 RESTATED CERTIFICATE OF INCORPORATION...................................12

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  6.5 QUALIFICATIONS..........................................................12

                                SECTION 7
                             INDEMNIFICATION

  7.1 INDEMNIFICATION.........................................................12

  7.2 BROKERS OR FINDERS......................................................13

                                 SECTION 8
                               MISCELLANEOUS

  8.1 GOVERNING LAW...........................................................13

  8.2.CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF CALIFORNIA.......13

  8.3.WAIVER OF JURY TRIAL....................................................14

  8.4 SURVIVAL................................................................14

  8.5 SUCCESSORS AND ASSIGNS..................................................14

  8.6 ENTIRE AGREEMENT; AMENDMENT.............................................14

  8.7 NOTICES.................................................................14

  8.8 DELAYS OR OMISSIONS.....................................................15

  8.9 CALIFORNIA CORPORATE SECURITIES LAW.....................................15

  8.10 COUNTERPARTS...........................................................15

  8.11 SEVERABILITY...........................................................15

  8.12 TITLES AND SUBTITLES...................................................15

  8.13 TRANSFER OF UNITS......................................................15

SIGNATURE BLOCKS..............................................................17

                                    EXHIBITS

   *EXHIBIT A - SCHEDULE OF PURCHAERS........................................EXA

   *EXHIBIT B - CERTIFICATE OF INCORPORATION.................................EXB

   *EXHIBIT C - SCHEDULE OF EXCEPTIONS.......................................EXC

   *EXHIBITS D1 & D2 - HOLDERS OF SHARES OUTSTANDING.........................EXD

   *EXHIBIT E - INVESTOR RIGHTS AGREEMENT....................................EXE

   *EXHIBIT F - - AMENDED AND RESTATED CO-SALE AGREEMENT.....................EXF

   *EXHIBIT G - AMENDED AND RESTATED VOTING AGREEMENT........................EXG

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   *EXHIBIT H - AMENDED AND RESTATED COOPERATIVE AGREEMENT...................EXH

   *EXHIBIT I - MATERIAL CONTRACTS AND OBLIGATIONS...........................EXI

   *EXHIBITS J - COUNSEL OPINION.............................................EXJ

   *EXHIBIT K - COMPLIANCE CERTIFICATE.......................................EXK

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                             CHEMNAVIGATOR.COM, INC.

                SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS
                               PURCHASE AGREEMENT

         This Agreement is made as of August 20, 1999, by and among ChemNavigator.com, Inc., a Delaware corporation ("COMPANY"), and the entities listed on the Schedule of Purchasers attached hereto as EXHIBIT A (collectively, the "PURCHASER").

                                    SECTION 1

   AUTHORIZATION AND SALE OF SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANTS

         1.1 AUTHORIZATION. The Company has authorized the sale and issuance of up to one million eight hundred thousand (1,800,000) shares (the "SHARES") of Series B Convertible Preferred Stock (the "SERIES B PREFERRED STOCK") and warrants to purchase three hundred thousand eight hundred fifteen (300,815) shares of Common Stock at a strike price of five dollars ($5.00) per share of Common Stock (the "WARRANT"), the Series B Preferred Stock and the Common Stock having the rights, preferences, privileges and restrictions as set forth in the Second Amended and Restated Certificate of Incorporation ("CERTIFICATE OF INCORPORATION") in substantially the form attached hereto as EXHIBIT B.

         1.2 SALE OF PREFERRED AND WARRANT. Subject to the terms and conditions hereof, each of the Purchasers agrees to purchase at the Closing (as hereinafter defined) and the Company agrees to issue and sell to each Purchaser that number of Shares and Warrant in the form of Units as specified opposite the Purchaser's name in column 2 of the Schedule of Purchasers, at a per Unit purchase price of TWO DOLLARS AND TWENTY EIGHT CENTS ($2.28) in the form of payment as set forth in column 3. Each Purchaser and the Company agree that any transfer of Units, Shares and Warrants by the Purchasers shall be in accordance with the provisions of Section 8.13 of this Agreement. In the event that there is more than one (1) Purchaser, the Company's agreements with each Purchaser are separate agreements, and the sale of the Units to each Purchaser is a separate sale.

                                    SECTION 2

                             CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. The closing of the purchase and sale of the Series B Preferred Stock hereunder (the "CLOSING") is to be held at the offices of Arena Pharmaceuticals, Inc. 6166 Nancy Ridge Drive, San Diego, California 92121, on the date hereof (the "CLOSING DATE").

         2.2 DELIVERY. At each Closing, the Company will deliver to each Purchaser participating in such Closing a certificate or certificates, registered in such Purchaser's name as set forth on the Schedule of Purchasers, representing the number of Shares designated in column 2 of the Schedule of Purchasers to be purchased by such Purchaser at such Closing, and a

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separate Warrant Agreement, against payment of the aggregate purchase price, by check payable to the Company, by wire transfer or by other instrument as agreed to by the Company and Purchaser.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Schedule of Exceptions to Representations and Warranties, attached hereto as EXHIBIT C, the Company represents and warrants to the Purchasers as follows:

         3.1  ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS;
SUBSIDIARIES. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than California, and the failure to be so qualified will not have a material adverse effect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished the Purchasers with copies of its Certificate of Incorporation, Restated Certificate of Incorporation, Second Amended and Restated Certificate of Incorporation and Bylaws, and the Purchasers have reviewed such documents. Said copies are true, correct and complete and contain all amendments through the applicable Closing Date. Prior to the Closing Date, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity (SEE EXHIBIT C).

         3.2 CORPORATE POWER. The Company will have at the applicable Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement and the Related Agreements (as defined below), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Series B Preferred Stock and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements.

         3.3 CAPITALIZATION. Immediately prior to the Closing, the authorized capital stock of the Company will consist of fifteen million (15,000,000) shares, Nine Million Eight Hundred Sixty Two Thousand Five Hundred of which consist of Common Stock, par value $.0001, One Million Seventy Five Thousand (1,075,000) shares of which are issued and outstanding, Three Hundred Thousand Eight Hundred Fifteen (300,815) of which are reserved for issuance pursuant to the Warrant, none of which are issued and outstanding, Five Million One Hundred Thirty Seven Thousand Five Hundred (5,137,500) shares of Preferred Stock, par value $.0001, Three Million Three Hundred Thirty Seven Thousand Five Hundred (3,337,500) of which are designated Series A Preferred Stock, which are issued and outstanding, One Million Eight Hundred Thousand (1,800,000) of which are designated Series B Preferred Stock, none of which are issued and outstanding. The outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and validly issued to the persons listed on EXHIBIT D1 and D2, respectively, hereto, are fully paid and nonassessable, and have been issued in compliance with applicable state and federal securities laws. The rights, preferences, privileges and restrictions of

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the Shares are as stated in the Certificate of Incorporation. The Company has reserved 300,000 shares of Common Stock for issuance pursuant to the exercise of options granted under the Amended and Restated ChemNavigator.com, Inc.
1999 Equity Compensation Plan (the "1999 PLAN"). Except as set forth on EXHIBIT C, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

         3.4 AUTHORIZATION. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the Series A and Series B Preferred Stock Investor Rights Agreement attached hereto as EXHIBIT E (the "INVESTOR RIGHTS AGREEMENT"), the Amended and Restated Co-Sale Agreement attached hereto as EXHIBIT F (the "AMENDED AND RESTATED CO-SALE AGREEMENT") the Amended and Restated Voting Agreement attached hereto as EXHIBIT G (the "AMENDED AND RESTATED VOTING AGREEMENT"), the Amended and Restated Cooperative Voting Rights Agreement attached hereto as EXHIBIT H (the "AMENDED AND RESTATED COOPERATIVE AGREEMENT"), the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder and thereunder and has been taken or will be taken prior to the Closing. This Agreement and the Investor Rights Agreement, the Amended and Restated Co-Sale Agreement, the Amended and Restated Voting Agreement and the Amended and Restated Cooperative Agreement (collectively, the "RELATED AGREEMENTS"), when executed and delivered by the Company shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debt and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares and Warrant, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Certificate of Incorporation and will be free of restrictions on transfer other than under this Agreement and applicable federal and state securities laws. Based in part upon the representations of the Purchasers in this Agreement, the Shares and Warrant will be issued in compliance with all applicable United States of America federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable United States of America federal and state securities laws and will be free of restrictions on transfer other than under this Agreement and applicable United States of America federal and state securities laws.

         3.5  COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME. The
Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order, writ or decree, and as of the Closing Date is not in violation of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements and the issuance of the Shares and the Common Stock issuable upon the conversion of the Shares, have not resulted and will not result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under the Company's Certificate of Incorporation or Bylaws or any of

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its agreements, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.6 GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any United States of America federal or state governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Warrant and of the Shares (and the Common Stock issuable upon conversion of the Shares), respectively, or the consummation of any other transaction contemplated hereby, except (a) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Warrant and of the Shares (and the Common Stock issuable upon conversion of the Shares), respectively, under state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner, and (b) filing of a notice pursuant to Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), which filing will be accomplished in a timely manner.

         3.7 LITIGATION. There is no action, suit or proceeding pending or currently threatened against the Company which questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into this Agreement or the Related Agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or which the Company intends to initiate.

         3.8 PATENTS AND TRADEMARKS. Other than as set forth in EXHIBIT C, the Company (i) has sufficient title and ownership of the patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the operation of its business as now conducted without any conflict with or infringement of the rights of others and
(ii) believes it can develop or obtain on terms which will not adversely affect the business of the Company sufficient title and ownership of such items listed in clause (i) as will be necessary for the conduct of its business as intended to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, after due inquiry, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Other than as set forth on EXHIBIT C, the Company does not believe it is utilizing or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         3.9 MATERIAL CONTRACTS AND OBLIGATIONS. The Company has made available to the Purchasers who so request copies of all of the Company's material contracts, which are set forth on EXHIBIT I attached hereto.

         3.10 EMPLOYEE AGREEMENTS. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality of proprietary information and assignment of inventions. The Company, after reasonable investigation, is not aware that any of its employees is in violation thereof, and the Company will use its best efforts to prevent any such violation.

         3.11  AGREEMENTS; ACTION.

               (a) Other than as set forth in EXHIBIT C, and except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) Other than as set forth in EXHIBIT C, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

               (c) Other than as set forth in EXHIBIT C, the Company has not, subsequent to August 20, 1999, except for repurchases of options, at cost, from terminated employees, (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws which adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

         3.12 DISCLOSURE. The Company has fully provided: (i) each Purchaser with all the information which such Purchaser has requested for deciding whether to acquire the Warrant and the shares of Series B Preferred Stock; and (ii) all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. Additionally, all agreements referenced in EXHIBIT C of this Agreement have been provided to Purchasers prior to the Closing Date, and Purchases acknowledge that all such agreements have been fully reviewed by Purchaser and/or its authorized representative. This Agreement and all schedules and Exhibits attached hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

         3.13 REGISTRATION RIGHTS. Except as contemplated by this Agreement and except as provided for in the Series A Convertible Preferred Stock Purchase Agreement dated June 30, 1999, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         3.14  TITLE TO PROPERTY AND ASSETS. Other than as set forth in
EXHIBIT C, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold or sublease interest free of any liens, claims or encumbrances.

         3.15 TAX RETURNS AND PAYMENTS. The Company will file all tax returns and reports as required by law. These returns and reports shall be true and correct in all material respects. The Company shall pay all taxes and other assessments due. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. The Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal

Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

         3.16 MINUTE BOOKS. The minute books of the Company have been made available to the Purchasers and contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.17 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         3.18  CERCLA/SUPERFUND REQUIREMENTS.

               SEE EXHIBIT C with respect to this Section 3.18.

               (a) The Company, the operations of its business, and any real property that the Company owns, leases, subleases or otherwise occupies or uses (the "PREMISES") are in compliance in all material respects with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances.

               (b) The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits, from any person, entity or governmental authority arising out of the ownership or occupation of the Premises, or the conduct of its operations.

               (c) The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises) and is in compliance with all such permits, licenses and approvals.

               (d) The Company has not caused, or allowed a release, or a threat of release, of any Hazardous Substance unto, nor to the best of the Company's knowledge, after due inquiry, has the Premises ever been subject to a release, or a threat of a release, of any Hazardous Substance.

               (e) The term "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, ordinance or regulation pertaining to the protection of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

               (f) The term "HAZARDOUS SUBSTANCE" shall mean any substance regulated as a hazardous waste, substance or material under Environmental Laws, and shall include oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde.

         3.19 RELATED-PARTY TRANSACTIONS. Other than as is set forth in EXHIBIT C, no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company.

         3.20 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3.21 EMPLOYEE BENEFIT PLANS. Neither the Company nor any ERISA Affiliate maintains or contributes to or, at any time has had any obligation to maintain or contribute to, any Guaranteed Pension Plan (as defined below) or Multiemployer Plan (as defined below). With respect to each Employee Benefit Plan (as defined below) and as listed on EXHIBIT C, to the extent applicable,

               (a) Each such Employee Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all applicable regulations, rulings and other authority issued thereunder;

               (b) All contributions required by law to have been made under each such Employee Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

               (c) Each such Employee Benefit Plan intended to qualify under
Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred since the date of such determination that would adversely affect the tax qualified status of any such Employee Benefit Plan; each trust created under any such Employee Benefit Plan is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date;

               (d) None of such Employee Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by applicable law, including Section 4980B of the Code and Section 601 of ERISA; and

               (e) The term "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

               (f) The term "ERISA AFFILIATE" means any Person that is treated as a single employer with the Company under Section 414 of the Code.

               (g) The term "GUARANTEED PENSION PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the Pension Benefit Guarantee Corporation pursuant to Title IV of ERISA, other than a Multiemployer Plan.

               (h) The term "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of Section 3(37) of ERISA.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Warrant and of the shares of Series B Preferred Stock, respectively, as follows:

         4.1 EXPERIENCE. The Purchaser has substantial experience in evaluating and participating and/or investing (as the case may be) in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. The Purchaser is acquiring the Warrant and the shares of Series B Preferred Stock and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Warrant and the shares of Series B Preferred Stock to be purchased and the underlying Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Each Purchaser that is not a corporation is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission. The acquisition of the Warrant and of the shares of Series B Preferred Stock and the underlying Common Stock by the Purchaser will be made in compliance with all laws outside of the United States of America to which the Purchaser is subject.

         4.3 RULE 144. The Purchaser acknowledges that the Warrant and of the shares of Series B Preferred Stock and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 AUTHORIZATION. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.6 FINDER'S FEES. The Purchasers have not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                                   SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASERS

         The Purchaser's obligations to purchase shares of Series B Preferred Stock and the Warrant at the Closing Date are, at the option of such Purchaser, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with unless waived in writing by the Purchaser.

         5.3 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Allen, Matkins, Leck, Gamble & Mallory, LLP, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form attached hereto as EXHIBIT J.

         5.4 BLUE SKY. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Warrant and Shares and the Common Stock issuable upon conversion of the Shares.

         5.5 SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Second Amended and Restated Certificate of Incorporation shall have been filed with the Delaware Secretary of State.

         5.6 INVESTOR RIGHTS AGREEMENT. The Series A and Series B Investor Rights Agreement in the form attached hereto as EXHIBIT E shall have been executed and shall be binding on the parties thereto.

         5.7  AMENDED AND RESTATED CO-SALE AGREEMENT. The Amended and
Restated Co-Sale Agreement in the form attached hereto as EXHIBIT F shall have been executed and shall be binding on the parties thereto.

         5.8  AMENDED AND RESTATED VOTING AGREEMENT. The Amended and
Restated Voting Agreement in the form attached hereto as EXHIBIT G shall have been executed and shall be binding on the parties thereto.

         5.9 AMENDED AND RESTATED COOPERATIVE AGREEMENT. The Amended and Restated Cooperative Agreement in the form attached hereto as EXHIBIT H shall have been executed and shall be binding on the parties thereto

         5.10 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company in substantially the form attached hereto as EXHIBIT K, executed by the President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.5 of this Agreement.

         5.11 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                                   SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Shares and the Warrant at the Closing Date is, at the option of the Company, subject to the fulfillment of the following conditions:

         6.1  REPRESENTATIONS. The representations made by the Purchasers in
Section 4 hereof shall be true and correct as of the Closing Date.

         6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with unless waived in writing by the Company.

         6.3 BLUE SKY. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

         6.4 SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Second Amended and Restated Certificate of Incorporation shall have been filed with the Delaware Secretary of State.

         6.5 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                                   SECTION 7

                       INDEMNIFICATION; BROKERS OR FINDERS

         7.1 INDEMNIFICATION. Notwithstanding any disclosures made in this Agreement or EXHIBIT C hereto or any knowledge acquired by any Purchaser, the Company hereby agrees to indemnify, exonerate and hold each of the Purchasers and their (if applicable) general and limited partners and their respective shareholders, officers, directors, employees and agents (the "INDEMNITEES") free and harmless from and against any and all actions, causes of action or suits brought against them by third parties ("THIRD PARTY CLAIMS"), losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "DAMAGES") arising from any such Third Party Claim, incurred in the capacity as a Purchaser by any of the Indemnitees as a result of or relating to (i) any transaction by the Company financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Warrant and Shares, except for those transactions which have been approved by the Company's Board of Directors following the date hereof, (ii) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby (including, without limitation, any failure by the Company to comply with any of its covenants or any breach of its representations and warranties in this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby) except where such Damages are caused directly by the actions of the Indemnitee in violation of its obligations under such agreements, (iii) any violation by the Company of any Environmental Laws, or (iv) the investigation or remediation of offsite locations at which the Company or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials.

         7.2 BROKERS OR FINDERS. The Company shall hold harmless and indemnify each of the Purchasers from and against any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement incurred, directly or indirectly, as a result of any action taken by the Company, and each Purchaser shall hold harmless and indemnify the Company and the other Purchasers from and against any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement incurred, directly or indirectly, as a result of any action taken by such Purchaser.

                                    SECTION 8

                                  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without respect to provisions concerning the conflict of laws that would otherwise require application of the substantive law of another jurisdiction.

         8.2. CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF CALIFORNIA.

                  (a) Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this Agreement or any of the Related Agreements or any of the transactions contemplated hereby or thereby.

                  (b) Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the State of California and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this
Section 8 or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

                  (c) Each of the parties hereto hereby expressly waives any and all objections it may have to venue, including, without limitation, the inconvenience of such forum, in any of such courts. In addition, each of the parties consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 8.7.

         8.3 WAIVER OF JURY TRIAL. Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this agreement, any of the other transaction documents or any of the transactions contemplated hereby or thereby.

         8.4 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         8.5 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Warrant and the Shares (and the Common Stock issuable upon conversion of the Shares) shall not be assignable without the consent of the Company.

         8.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; PROVIDED, HOWEVER, that holders of 66 2/3% of the Series B Preferred Stock may act in such regards on behalf of all such holders to waive, modify or amend, any provisions hereof.

         8.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, delivered by hand or by messenger, or sent by facsimile and confirmed by mail addressed (a) if to a

Purchaser, at such Purchaser's address set forth in EXHIBIT A, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or
(c) if to the Company, to ChemNavigator.com, Inc., 6166 Nancy Ridge Drive, San Diego, CA 92121, fax (858) 625-2377 and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or sent by facsimile, or, if sent by mail, at the earlier of its receipt or five (5) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         8.8 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser, shall be cumulative and not alternative.

         8.9  CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         8.11 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.13 TRANSFER OF UNITS Prior to the date on which a fully underwritten, firm commitment offering by the Company of its Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933 or any comparable statement under any similar federal statute then in force is secured, and which involves the listing of such Common Stock on a nationally recognized U.S. exchange or the NASDAQ National Market ("QPO Date"), the Units purchased by the Purchasers may be transferred or otherwise disposed, to the extent and only if otherwise permitted under the terms and conditions of this Agreement and/or the Related Agreements, as Units only and not the separate component parts of the Units (I.E., Shares and Warrant); following the QPO Date, such requirement shall automatically expire such that the Purchasers may separately transfer or otherwise dispose, to the extent and only if otherwise permitted under the terms and conditions of this Agreement and/or Related Agreements, of the component parts of the Units.

         8.14 EFFECTS OF AMENDMENT OR WAIVER. The Purchasers each acknowledge and agree that by the operation of Section 8.6 hereof the holders of 66-2/3% of the Series B Preferred Stock will have the right to diminish or eliminate all rights of Purchasers under this Agreement. The foregoing shall not be construed to grant any right to affect any rights of (i) the holders of any other preferred stock (and Common Stock issued upon conversion thereof), or (ii) the Company.

         8.15  RIGHTS OF INVESTORS. Any holder of the Series B Preferred
Stock (and Common Stock issued upon conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Series B Preferred Stock (including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into any agreement with the Company for the purpose of modifying this Agreement or any other agreement affecting any such modification), and such holder shall not incur any liability to any other holder or holders of the Series B Preferred Stock (or Common Stock issued upon exercise thereof) with respect to exercising or refraining from exercising any such right or rights.

         8.16 EXCULPATION AMONG INVESTORS. Each Purchaser acknowledges that it is not relying upon any person, firm corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser not the respective controlling persons, officers, directors, partners, agents or employees of such Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Series B Preferred Stock (or Common Stock issued upon conversion thereof).


                --THE REST OF THIS PAGE IS INTENTIONALLY BLANK--

         The foregoing Agreement is hereby executed as of the date first above written.

"COMPANY"

CHEMNAVIGATOR.COM, INC.


By:      /s/ RICHARD P. BURGOON, JR.
         ---------------------------
         Richard P. Burgoon, Jr.
         Secretary


"PURCHASERS"

TREGA BIOSCIENCES, INC.


By:      /s/ MICHAEL G. GREY
         -----------------------------------
Name:    Michael G. Grey
Title:   President & Chief Executive Officer


H. GILL SAWHNEY                            MICHAEL STEINMETZ, PH.D.

By:   /s/ H. GILL SAWHNEY                  By:   /s/ MICHAEL STEINMETZ
      -------------------------                  ------------------------------


Name (print): H. GILL SAWHNEY             Name (print):   MICHAEL STEINMETZ
              -----------------                           ---------------------

 ...............................................................................

*THE EXHIBITS HAVE BEEN OMITTED FROM THIS AGREEMENT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). THE OMITTED INFORMATION IS CONSIDERED IMMATERIAL FROM AN INVESTOR'S PERSPECTIVE. THE COMPANY WILL FURNISH SUPPLEMENTALLY A COPY OF ANY OF THE EXHIBITS TO THE SEC UPON REQUEST OF THE SEC.